                       CONSENT OF INDEPENDENT ACCOUNTANTS'

The Board of Directors
Omega Med Corporation
3930 Oregon Street, Suite 112
San Diego, California  92104

As the independent public accountants' for Omega Med Corporation we hereby consent to the incorporation in this Annual Report on Form 10-KSB of Omega Med
Corporation., the December 31, 2001 and 2000 consolidated financial statements.
We also consent to all other references to our company included in this Annual
Report.

                                                     PETERSON & CO.

August 14, 2002

Peterson & Co.
3655 Nobel Drive, Suite 500
San Diego, California  92122-1089